Registration Statements Nos. 333-103443

333-122521

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NATIONAL AUSTRALIA BANK LIMITED

A.B.N. 12 004 044 937

(Exact Name of Registrant as specified in its Charter)

Victoria, Australia	13-2901144
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

NAB House
500 Bourke Street
Melbourne, Victoria 3000
Commonwealth of Australia
(61-3) 8641-3500
(Address of Principal Executive Offices)

NATIONAL AUSTRALIA BANK STAFF SHARE OWNERSHIP PLAN
NATIONAL AUSTRALIA BANK EXECUTIVE OPTION PLAN
NATIONAL AUSTRALIA BANK EXECUTIVE SHARE OPTION PLAN NO. 2
NATIONAL AUSTRALIA BANK PERFORMANCE RIGHTS PLAN
(Full Title of the Plans)

Bruce T. Richards
National Australia Bank Limited
245 Park Avenue, 28th Floor
New York, New York 10167
(212) 916-9505
(Name, address and telephone number of agent for service)

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following registration statements filed on Form S-8 (collectively, the “Registration Statements”):

1.                                       Registration Statement No. 333-103443, filed February 26, 2003, registering 5,332,500 ordinary shares to be offered pursuant to the National Australia Bank Staff Share Ownership Plan, the National Australia Bank Executive Option Plan, the National Australia Bank Executive Share Option Plan No. 2, and the National Australia Bank Performance Rights Plan (collectively, the “Plans”).

2.                                       Registration Statement No. 333-122521, filed February 3, 2005, registering or carrying forward 2,500,000 ordinary shares to be offered pursuant to the Plans.

The purpose of this post-effective amendment is to terminate the Registration Statements and to remove from registration all of the securities registered or carried forward thereby which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, Commonwealth of Australia, on the 13th day of June, 2007.

NATIONAL AUSTRALIA BANK LIMITED

By:	/s/ MICHAELA J. HEALEY
Name: Michaela J. Healey
Title: Company Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment has been signed below by the following persons in their capacity indicated on the relevant dates set out below.

Name	Title

*	Chairman
Michael Chaney

*	Director, Managing Director and
John Stewart	Chief Executive Officer
(Principal Executive Officer)

Director
Patricia Cross

*	Director
Peter Duncan

*	Director
John Thorn

*	Director
Ahmed Fahour

*	Director
Daniel Gilbert

Director
Thomas (Kerry) McDonald

*	Director
Paul Rizzo

*	Director
Jillian Segal

*	Director
John Thorn

*	Director
Geoffrey Tomlinson

*	Director and
Michael Ullmer	Group Chief Financial Officer
(Principal Financial Officer and
Principal Accounting Officer)

*
Malcolm Williamson	Director

/s/ BRUCE RICHARDS	Authorized Representative
Bruce Richards	in the United States

*By:	/s/ DAVID KRASNOSTEIN
Name: David Krasnostein
Title: Attorney